UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2007

SYNIVERSE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32432	30-0041666
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8125 Highwoods Palm Way

Tampa, Florida 33647-1765

Telephone: (813) 637-5000

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01.	Regulation FD Disclosure.

On April 2, 2007, Syniverse Technologies, Inc., a wholly owned subsidiary of Syniverse Holdings, Inc. (the “Company”), entered into a Share Purchase Agreement (the “Purchase Agreement”) with Billing Services Group Limited (“Seller”) pursuant to which, subject to the satisfaction or waiver of the conditions set forth in the Purchase Agreement, Syniverse Technologies will acquire all of the outstanding share capital of Billing Services Group Luxembourg S. à r.l. and Billing Services Group Asia Limited (together, “BSG”). In connection with seeking an amendment to its existing credit agreement to finance the pending acquisition, the Company intends to disclose to existing and potential lenders certain financial information regarding the Company and BSG. A summary of this financial information is set forth on Exhibit 99.1 attached hereto, which is incorporated herein by reference.

The information provided in this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to liabilities of that section.

ITEM 8.01.	Other Events.

On June 25, 2007, the Company issued a press release announcing that it was seeking an amendment to its existing senior credit facility to be used to finance its acquisition of BSG. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01.	Financial Statements and Exhibits

Exhibit No.	Description
99.1	Summary financial information regarding the Company and BSG

99.2	Press Release dated June 25, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

Dated: June 25, 2007

SYNIVERSE HOLDINGS, INC.
(Registrant)

/s/ Robert F. Garcia, Jr.
Robert F. Garcia, Jr.
General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1*	Summary Financial Information Regarding the Company and BSG

99.2*	Press Release Dated June 25, 2007

*	Filed herewith electronically.